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                                                                     EXHIBIT 5.3


[LOCKE LIDDELL & SAPP LLP LETTERHEAD]

June 20, 2005


Coleman Cable, Inc.
1530 Shields Drive
Waukegan, IL  60085

Oswego Wire Incorporated
103 Country Club Drive #211
Marshall, TX 75670

         Re:  Coleman Cable, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

         This firm has acted as special counsel to Oswego Wire Corporation, a Texas corporation (the "Texas Guarantor"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") pertaining to the issuance by Coleman Cable, Inc., a Delaware corporation ("Coleman Cable"), of up to $120,000,000 aggregate principal amount of its 9-7/8% Senior Exchange Notes due 2012 (the "Exchange Notes") and the guarantee of the Exchange Notes (the "Guarantee") by Baron Wire & Cable Corp., an Illinois corporation, CCI Enterprises, Inc., a Delaware corporation, CCI International, Inc., a Delaware corporation, Lakeside Drive Associates, Inc., a Delaware corporation, Dekalb Works Company, an Illinois corporation, and the Texas Guarantor (collectively, the "Subsidiaries"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") for like principal amounts of the issued and outstanding 9-7/8% Senior Notes due 2012 of Coleman Cable (the "Original Notes") under an Indenture dated as of September 28, 2004 (the "Indenture"), by and among Coleman Cable, as issuer, the Subsidiaries and Deutsche Bank Trust Company Americas, as Trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated as of September 28, 2004 between Coleman Cable and Wachovia Capital Markets, LLC (the "Registration Rights Agreement").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Registration Rights Agreement; (iii) the Indenture (including a form of the Guarantee to be appended thereto); (iv) the Articles of Incorporation of the Texas Guarantor; (v) the Bylaws of the Texas Guarantor, as currently in effect, (vi) certain resolutions of the Board of Directors of the Texas Guarantor relating to the Exchange Offer, the Indenture and the Guarantee; and (vii) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


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June 20, 2005
Page 2

         In connection with this opinion, we have, with your permission, made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and, if not originals, are true, correct and complete copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine;
(iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a business entity (other than the Texas Guarantor) were duly authorized to do so. We have assumed that there are no amendments, modifications or supplements to such documents other than those amendments, modifications and supplements that are known to us.

         We have additionally assumed, without independent investigation or inquiry with respect to any such matter, that (i) the Trustee has all requisite power and authority to execute, deliver and perform its obligations under the Indenture; (ii) the execution and delivery of the Indenture and the performance of such obligations have been duly authorized by all necessary action on the Trustee's part and the Indenture has been duly delivered by it; and (iii) the Indenture is enforceable against the Trustee in accordance with the terms thereof.

         Based upon the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

         1. The Texas Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.

         2. The Indenture has been duly authorized, executed and delivered by the Texas Guarantor.

         3. The execution and delivery of the Guarantee by the Texas Guarantor has been duly authorized by all necessary corporate action on the part of the Texas Guarantor and, when duly executed and authenticated in accordance with the terms of the Indenture, the Guarantee will be validly issued by the Texas Guarantor.

         For purposes of rendering the opinion set forth in numbered paragraph 1 above, we have relied solely upon a certificate of the Secretary of State of the State of Texas and a certificate of the Texas Comptroller of Public Accounts.

         We are members of the State Bar of Texas and we do not express any opinion herein with respect to the law of any jurisdiction other than the State of Texas and applicable federal law of the United States of America.

         This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.


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June 20, 2005
Page 3



         We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

         Arnold & Porter LLP may rely upon this opinion in rendering its opinion to be filed as an exhibit to the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters" in the prospectus that is filed as part of the Registration Statement. In giving this consent, we do not thereby admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended (the "Act") or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


                             Respectfully submitted,


                             LOCKE LIDDELL & SAPP LLP



                             By: /s/ Jack E. Jacobsen
                                 --------------------------
                                 Jack E. Jacobsen